EXHIBIT 10.1

                    ACQUISITION AND SHARE EXCHANGE AGREEMENT


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Subject to approval of the Circuit Court in Pulaski County, Arkansas.


                                 ACQUISITION AND

                            SHARE EXCHANGE AGREEMENT

                                   DATED AS OF

                         _________________________, 2011

                                  BY AND AMONG

             ALAN BARKSDALE AS SUCCESSOR RECEIVER FOR BAMCO GAS, LLC



                              TBM ACQUISITION CORP.

                                       AND

                          RED MOUNTAIN RESOURCES, INC.





















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                    ACQUISITION AND SHARE EXCHANGE AGREEMENT

         This AGREEMENT, dated as of May __, 2011 (the "Agreement"), by and among Red Mountain Resources, Inc., a Florida Corporation ("RMR"), TBM Acquisition Corp., a Texas Corporation and wholly-owned subsidiary of RMR (" Exchange Sub"), and Alan Barksdale, Successor Receiver in Case #CV093281 Circuit Court, Pulaski County, Arkansas ("Receiver"), (the Bamco Gas, LLC Receivership being hereafter described as the "Receivership Estate"), provides as follows:

         WHEREAS, the board of directors of RMR, the Exchange Sub and Receiver, respectively, have each approved, as being in the best interest of the respective entities and their stockholders or creditors the Acquisition (the "Exchange") of certain assets, as described on Exhibit A, by Exchange Sub which constitute the collateral and security for certain Bonds held by Bondholders in the Receivership Estate (said Bonds and Bondholders as listed on Exhibit B), in accordance with the applicable provisions of the Florida Business Corporation Code (the "FBCC") and the Texas Business Organizations Code (the "TBOC") in consideration for 5,275,000 shares of common stock of RMR to be distributed to Bondholders and assumption of a $2,870,000 outstanding Line of Credit from First State Bank of Lonoke by RMR; and subject to the confirmation of the Agreement and determination of fairness by the Court in Case #CV093281 in Re: Bamco Gas, LLC Receivership in the Circuit Court of Pulaski County, Arkansas.

         WHEREAS, RMR, Exchange Sub and Receiver desire to make certain representations, warranties, covenants and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange; and

         WHEREAS, this Agreement is intended to set forth the terms upon which the assets will be acquired by Exchange Sub, a wholly owned subsidiary of RMR;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

                                    ARTICLE I
                                THE CONSIDERATION

SECTION 1.01.     Consideration/Acquisition & Exchange; Effective Time

         The Acquisition shall become effective ("Effective Time") upon Court approval and the subsequent delivery of the Assignment from Receiver duly executed representing 100% of the Assets (sometimes hereinafter called "the assets") and delivery of the following consideration by RMR to Receiver:

         1. 5,275,000 shares of RMR Common Stock to be exchanged to the Bondholders (prorata) of Receivership of Bamco Gas, LLC in exchange for

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         100% of the assets held in the Receivership Estate described on Exhibit
         A by Receiver pursuant to Court Order in case # CV093281 referenced above.

SECTION 1.02.     Effects of the Exchange.

         At the Effective Time and by virtue of the Exchange, (i) all of the outstanding Assets shall be conveyed to, and Exchange Sub shall be the owning entity of the Assets; (ii) all of the Assets of the Receivership shall be exchanged as provided in Section 1.03, subject to the approval and the Courts Order in Case No. CV093281, Pulaski County Circuit Court, Arkansas.

SECTION 1.03.     Conversion of Securities/Consideration.

         As of the Effective Time, by virtue of the Exchange:

     (a) All of the Assets that are outstanding immediately prior to the Effective Time, shall be conveyed by Receiver in exchange for shares of RMR in the conversion amount to be exchanged to Bondholders of the Receivership Estate by the Receiver. All such assets shall be conveyed to Exchange Sub, and each holder of Bonds of Bamco Gas, LLC shall cease to have any security in or rights with respect thereto, except the right to receive the number of shares of RMR Common Stock to be issued in consideration therefore upon Assignment by the Receiver of such assets in accordance with Section 1.03(b),

     (b) Each 1% ownership of Bonds shall be entitled to receive 1/100th of 5,275,000 shares of RMR in exchange for the Bonds secured by certain interests in the Assets of the Receivership Estate.

     (c) Additional Consideration: RMR shall execute an assumption of a $3,000,000 outstanding Line of Credit from First State Bank of Lonoke.

SECTION 1.04.     Delivery Procedures.

     (a) Upon Courts Approval by Order, after a Fairness Hearing in Case #CV093281 above referenced, RMR shall provide to each Bondholder a letter of transmittal and instructions for use in effecting the release of the interests outstanding immediately prior to the Effective Time in appropriate and customary form with such provisions as the board of directors of RMR may reasonably specify. Upon delivery of an Assignment from Receiver to RMR, a letter of transmittal, duly and properly executed, shall be sent to the Bondholders of Bamco Gas, LLC; Bondholders shall be entitled to receive in exchange therefore a certificate representing that number of shares of RMR Common Stock as is equal to the product of the percentage of the Total Bond Interest represented by the Bond held multiplied by the Conversion Amount; and the Assignment shall be delivered by Receiver upon Court approval as aforesaid. Under said Court Order, each Bondholder shall, at and after the Effective Time, be deemed to hold only the right to receive, in cancellation of such Bond, RMR Common Stock as contemplated by this Section 1.05, together with any dividends and other

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distributions  payable  thereafter,  and the  Bondholders  thereof shall have no security or collateral rights whatsoever further in the Assets or claims against the Receivership Estate. Shares of RMR Common Stock issued in the Exchange shall be issued, and be deemed to be outstanding, as of the Effective Time. RMR shall cause all such shares of RMR Common Stock issued pursuant to the Exchange to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

     (b) If any certificate representing shares of RMR Common Stock is to be issued in a name other than that in which the Bond is registered, it shall be a condition of such exchange that the Bondholder shall deliver properly endorsed transfer documents and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of RMR Common Stock in a name other than that of the registered holder of the Bond.

                                   ARTICLE II
                                   THE CLOSING

SECTION 2.01.     Closing.

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Exchange (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent permitted thereunder, waived, or extended at the offices of, located at or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date"), but not later than ____________________________, 2011.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF RMR

         Except as set forth in the applicable section of the disclosure schedule delivered by RMR to Receiver concurrent with the execution of this Agreement (the "RMR Disclosure Schedule"), RMR represents and warrants to Receiver as follows:

SECTION 3.01.     Organization of RMR and Exchange Sub; Authority.

         RMR is an Entity duly organized, validly existing and in good standing under the laws of the State of Florida. Exchange Sub is an entity duly organized, validly existing and in good standing under the laws of the State of Texas. Each of RMR and Exchange Sub has all requisite corporate power and corporate authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval, the execution, delivery and performance by each of RMR and Exchange Sub of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of RMR and Exchange Sub, including, without limitation the approval of the board of directors of RMR. The Transaction Documents have been duly executed and delivered by each of RMR and Exchange Sub and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties


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thereto,  constitute a valid and binding  obligation of each of RMR and Exchange
Sub, enforceable against RMR and Exchange Sub in accordance with its terms. Each of RMR and Exchange Sub is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a RMR Material Adverse Effect. RMR has heretofore delivered or made available to Receiver complete and correct copies of the certificate of incorporation and by-laws of RMR and Exchange Sub, the minute books and stock transfer records of RMR and Exchange Sub, as in effect as of the date of this Agreement. Neither RMR nor Exchange Sub is in violation of its organizational documents.

SECTION 3.02.     Capitalization.

         The authorized capital stock of RMR consists of 500,000,000 shares of RMR Common Stock, of which 10,200,000 shares are outstanding on the date hereof and 100,000,000 shares of Preferred Stock none of which is currently outstanding. The authorized capital stock of Exchange Sub consists of 1,000 shares of common stock, par value $.001 per share of which 1,000 shares are issued and outstanding on the date hereof. No other shares of any other class or series of RMR Common Stock or securities exercisable or convertible into or exchangeable for RMR Common Stock ("RMR Common Stock Equivalents") are authorized, issued or outstanding, except that RMR has pending transactions to issue 8,000,000 shares of Series B Preferred Stock for the Texas Midstream Partners, LLC asset, and 27,000,000 shares of common stock of RMR for the Black Rock Energy LLC acquisition of assets. The outstanding shares of RMR Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To RMR's knowledge, none of the outstanding shares of RMR Common Stock was issued in violation of any Law, including without limitation, federal and state securities laws. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to RMR's knowledge, voting or transfer of any shares, whether issued or unissued, of RMR Common Stock, RMR Common Stock Equivalents or other securities of RMR. On the Closing Date, the shares of RMR Common Stock for which Bonds shall be exchanged in the Exchange will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of RMR Common Stock will be validly issued, fully paid and nonassessable. RMR plans to issue additional shares in order to secure funding for operations totaling up to 20,000,000 Commono Shares at $1.00 per share, to raise capital, pay fees and costs of operations.

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SECTION 3.03.     No Violation; Consents and Approvals.

         The execution and delivery by RMR of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of RMR or any RMR Subsidiary, (b) any Law applicable to RMR or any RMR Subsidiary or the property or assets of RMR or any RMR Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of RMR or any RMR Subsidiary under any Contract to which RMR or any RMR Subsidiary is a party or by which RMR or any RMR Subsidiary or any assets of RMR or any RMR Subsidiary may be bound, No Governmental Approval is required to be obtained or made by or with respect to RMR or any RMR Subsidiary in connection with the execution and delivery of this Agreement or the consummation by RMR of the transactions contemplated hereby.

SECTION 3.04.     Litigation; Compliance with Laws.

     (a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of RMR, threatened against, relating to or affecting RMR or the RMR Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of RMR or the RMR Subsidiaries in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against RMR or the RMR Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of RMR or the RMR Subsidiaries in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

     (b) RMR and the RMR Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to RMR, any Subsidiary of RMR, its business or its assets. Neither RMR nor the RMR Subsidiaries has received notice from any Governmental Entity or other Person of any material violation of Law applicable to RMR, any of the RMR Subsidiaries, their business or their assets. RMR and the RMR Subsidiaries have obtained and hold all required Licenses (all of which are in full force and effect) from all Government Entities applicable to RMR, the RMR Subsidiaries, their business or their assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of RMR, threatened to revoke or limit any such License.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF RECEIVER

         Except as set forth in the applicable section of the disclosure schedule delivered by Receiver to RMR prior to the execution of this Agreement (the "Receiver Disclosure Schedule"), Receiver represents and warrants to RMR as follows:

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SECTION 4.01.     Organization of Receiver; Authority of Receiver.

         Receiver is duly appointed as Successor Receiver pursuant to a Court Order in Case #CV093281, Arkansas Circuit Court, Pulaski County Arkansas.

SECTION 4.02.     No Violation; Consents and Approvals.

         The execution and delivery by Receiver of the Transaction Documents does not, require Court approval, however, the consummation of the transactions contemplated hereby and compliance with the terms hereof requires the Approval of the Court in Case # CV093218 (referenced hereinabove) This transaction when approved by said Court will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any Laws applicable to Bamco Gas, LLC or the Assets, or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the assets of Bamco Gas, LLC under, any Contracts to which Bamco Gas, LLC is a party or which requires the Approval of the Court Case # CV093281 (referenced hereinabove) by which any of its assets may be bound. No other Governmental Approval is required to be obtained or made by or with respect to the Working Interests to be conveyed by Receiver (the assets) in connection with the execution and delivery of this Agreement or the consummation by Receiver of the transactions contemplated hereby.

SECTION 4.03.     Litigation; Compliance with Laws.

     (a) Other than those which are being adjudicated through the Receivership Action in Case #CV093281 Pulaski Court, Arkansas Circuit Court. There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Receiver, threatened against, relating to or affecting Receiver, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of Receiver in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against Receiver, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of Receiver in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

     (b) Receiver has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets. No violations are or have been recorded in respect of any License owned or right to operate and no proceeding is pending, or, to the knowledge of Receiver threatened, to revoke or limit any such License.

SECTION 4.05      Financial Statements.

         Receiver shall provide, prior to closing hereunder, financial statements in accordance with federal income tax accounting consistently applied, complete and true and accurate in all respects, disclosing all liabilities, operations and assets of the subject Assets, only, during the term of the receivership and shall provide all books and records necessary to

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complete audits in accordance with SEC Rules and Regulations,  (but only for the term of this Receiver's appointment by the Court), and such other production records as may be available from State or Federal Reports.

                                   ARTICLE V
                        COVENANTS RELATING TO CONDUCT OF
                          BUSINESS PENDING THE EXCHANGE

SECTION 5.01.     Conduct of the Business Pending the Exchange.

     (a) During the period from the date of this Agreement and continuing until the Effective Time, Receiver agrees as to the Assets, that Receiver shall use commercially reasonable efforts to preserve intact the Assets; maintain Assets in good operating condition and repair (ordinary wear and tear excepted); retain the services of its independent contractors and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to the Assets, unless, in any case, RMR consents otherwise in writing.

     (b) During the period from the date of this Agreement and continuing until the Effective Time, Receiver agrees that, other than in connection with the consummation of the transactions contemplated hereby, it shall manage the Assets in the ordinary course of with past practice, use commercially reasonable efforts to preserve intact such business and assets and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, RMR consents otherwise in writing:

             (1) Other than dispositions in the ordinary course of business consistent with past practice Receiver shall not, individually or in the aggregate, to it and its subsidiaries, taken as a whole, it shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or shut in lease), encumber or otherwise dispose of its assets.

             (2) It shall not permit to occur any (1) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions, (2)
incurrence of indebtedness or any commitment to incur indebtedness, any incurrence of a contingent liability, contingent obligation or other liability of any type, except for, with respect to Receiver, other than obligations related to the exchange of inventory in the ordinary course of business consistent with past practices, (3) waiver or release of any contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business consistent with its past practice which do not exceed $50,000 in the aggregate, (4) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under, (Y) any contract or agreement (affecting the Assets) to which it is or, as of date hereof, was a party, other than in the ordinary course of business consistent with past practice, or (Z) any License.

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                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01.     Access to Information.

         From  the  date  hereof  until  the  Effective   Time  or  the  earlier
termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents, and full access, upon reasonable notice and during normal business hours, to Receivers records and the financial, legal, accounting and other representatives of such party with knowledge of the business and the assets of such party and Receiver and, upon reasonable notice, requesting parties shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries and Receiver that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 6.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Exchange; it being understood that the investigation will be made for the purposes of the board of directors of RMR and Receiver determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 6.02.     Legal Conditions to Exchange; Reasonable Efforts.

         Receiver, RMR and Exchange Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Exchange. Receiver, RMR and Exchange Sub will, and RMR will cause the RMR Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Receiver, RMR or any of the RMR Subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.03.     Certain Filings.

         Each party shall cooperate with the other in (a) connection with the preparation of an 8-K, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be

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obtained  from  parties  to any  material  contracts,  in  connection  with  the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the 8-K and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Exchange.

SECTION 6.04.     Public Announcements and Filings.

         Each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.05.     Tax Matters.

     (a) No representation is made that this is a non-taxable transaction. Each Bondholder should consult his or her own tax consultant with regard to tax matters.

     (b) Receiver shall prepare and file on a timely basis all Tax Returns which are due to be filed with respect to Receiver (giving effect to any extension of time) prior to the Closing Date including any 2011 short year return as may be necessary for subsidiary. RMR shall be responsible for the preparation and filing of all Tax Returns which are due to be filed (giving effect to any extension of time) after the Closing Date, but Receiver shall use its best efforts to conduct its affairs such that any Tax Returns due after the Closing Date can be filed on a timely basis.

SECTION 6.06.     Supplements to Schedules.

         Prior to the Closing, Receiver will supplement or amend its disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. Prior to the Closing, RMR may supplement or amend its disclosure schedule with respect to any matter which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this Section 6.06 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

                                  ARTICLE VII
                           CONDITIONS OF THE EXCHANGE

SECTION 7.01.     Conditions to Each Party's Obligation to Effect the Exchange.

         The respective obligations of each party to effect the Exchange and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

     (a) Court Approval. This Agreement shall have been duly approved by the Court in Case #CV093281, Circuit Court of Pulaski County, Arkansas after due notice and a Fairness Hearing under the applicable Local Rules, through a Disclosure Statement and an Exchange Agreement and Representations signed by each bond holder.

     (b) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Exchange or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

     (c) Assumption of Debt: RMR shall obtain agreement for assumption of approximately $2,870,000 outstanding Line of Credit from First State Bank of Lonoke.

SECTION 7.02.     Additional Conditions of Obligations of RMR.

         The obligations of RMR and Exchange Sub to effect the Exchange contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by RMR:

     (a) Representations and Warranties. The representations and warranties of Receiver set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (b) Performance of Obligations of Receiver. Receiver shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, including the Court Order of Approval of the Transaction.

     (c) No Material Adverse Change to Receiver. From the date hereof through and including the Effective Time, no event shall have occurred which would have a Material Adverse Effect, to value of the Assets to be acquired by RMR hereby.

     (d) Third Party Consents. Receiver shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by Receiver of this Agreement and the consummation of the transactions contemplated hereby.

     (e) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

     (f) Deliveries.

             (1) At the Closing, Receiver shall have delivered to RMR or RMR shall have otherwise obtained true, correct and complete copies of the Court Order in Case No. CV093281 (as hereinabove referenced) approving the Exchange in substantially the form and substance as contained herein and Assignments, duly executed from each of the Bondholders, in total to constitute 100% of the Bonds outstanding.

             (2) Bank Approval: Approval of assumption of a $2,870,000 outstand-ing Line of Credit from First State Bank of Lonoke, by RMR shall have been obtained.

     (g) Indebtedness of Assets. All outstanding Indebtedness on the Assets shall have been fully paid or renegotiated in form and substance satisfactory to RMR and the Assignment by Receiver shall be free and clear of all liens and encumbrances except as agreed by RMR.

     (h) Closing hereunder is contingent on the closing of at least $5 million in equity being raised through a common stock offering for RMR.

SECTION 7.03.     Additional Conditions of Obligations of Receiver.

     (a) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

     (b) Deliveries. At the Closing, RMR shall have delivered to Receiver:

             (1) certificates, for the requisite stock certificates dated the Closing Date, signed on behalf of RMR, by the President of RMR in the allocable pro rata amounts of shares necessary in exchange for each of the respective bond holders interests;

             (2) Bank  Assumption:  RMR  shall  execute   an  assumption   of  a
$3,000,000 outstanding Line of Credit from First State Bank of Lonoke.

                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.01.     Termination.

         This Agreement may be terminated at any time prior to the Effective Time, by RMR or Receiver as set forth below:

     (a) by mutual consent of the board of directors of RMR and Receiver; or

     (b) by RMR upon written notice to Receiver, any condition to the obligation of RMR to close contained in Article VII hereof has not been satisfied by 60 days after date hereof (the "End Date") (unless such failure is the result of RMR' breach of any of its representations, warranties, covenants or agreements contained herein); or

     (c) by Receiver upon written notice to RMR, if: (A) any condition to the obligation of Receiver to close contained in Article VII hereof has not been satisfied by the Closing Date (unless such failure is the result of Receiver's breach of any of its representations, warranties, covenants or agreements contained herein); or (B) the Court in Case #CV093281, Circuit Court, Pulaski County, Arkansas does not approve the Exchange under this Agreement substantially as proposed herein; or

     (d) by RMR if the board of directors or special committee of RMR determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the RMR board of directors or special committee to the RMR stockholders under applicable law; or

SECTION 8.02.     Fees, Costs and Expenses.

         Whether or not the Exchange is consummated, all legal costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by RMR including its legal fees related to the transactions herein contemplated.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

   None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.    Notices.

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

         if to RMR or Exchange Sub, to:

RMR:              7609 Ralston Road
                  Arvada, CO 80002
                  Fax: (303) 431-1567

TBM :             7609 Ralston Road
                  Arvada, CO 80002
                  Fax: (303) 431-1567

with a copy to (which shall not constitute notice):

Michael Littman, Esq.
7609 Ralston Road
Arvada, CO  80002
Fax:  (303) 431-1567

if to Receiver, to (which shall not constitute notice):

Alan Barksdale
16623 Cantrell Rd
Suite 1B
Little Rock, AR 72223
Fax: (501) 367-8138




or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 10.02.    Amendment; Waiver.

         This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03.    Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04.    Governing Law.

         This Agreement shall be construed in accordance with and governed by the law of the State of Arkansas without regard to principles of conflict of laws.

SECTION 10.05.    Waiver of Jury Trial.

         Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 10.06.    Consent to Jurisdiction.

         Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Circuit court of Pulaski Arkansas for purposes of any suit, action or other proceeding arising out of this Agreement and the
Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Arkansas and on the individuals designated in
Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07.    Counterparts; Effectiveness.

         Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.08. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

         Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Exchange until consummation thereof.

SECTION 10.09.    Headings.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.10.    No Strict Construction.

         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11.    Severability.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

                                   ARTICLE XI
                                   DEFINITIONS

         "Affiliate" shall mean (a) with respect to an individual, any member of such individual's family including lineal ancestors and descendents; (b) with respect to an entity, any officer, director, stockholder, partner, manager, investor or holder of an ownership shares of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Closing" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Code" shall have the meaning set forth in the recitals of this Agreement.

         "Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

         "Conversion Amount" shall mean an amount equal to 1/100th of 5,275,000 shares of RMR Common Stock per 1% Bond interest of Aggregate outstanding amount of Bonds.

         "Exchange" shall have the meaning set forth in the recitals of this Agreement.

         "Exchange Sub" shall have the meaning set forth in the preamble to this Agreement.

         "Effective Time" shall be the date all conditions and performance here-under has been completed but no later than --------------.

          "Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

         "Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

         "License" shall mean any franchise, authorization, license, permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, Entity, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

         "RMR" shall have the meaning set forth in the preamble to this Agreement.

         "RMR Common Stock" shall have the meaning set forth in the recitals to this agreement.

          "Subsidiary" shall mean any Person in which another Person, directly or indirectly, owns 50% of either the equity shares in or voting control of, such Person.

          "Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all shares, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group.

         "Tax   Return"   means  any  report,   return,   statement,   estimate,
informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

         "Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

          "Transaction Documents" shall mean this Agreement.







                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed as of the day and year first above written.



                          RED MOUNTAIN RESOURCES, INC.


                          By:
                              ---------------------------------
                               Name:
                               Title:




                           TBM ACQUISITION CORPORATION


                          By:
                              ----------------------------------
                               Name:
                               Title:




                          RECEIVER


                          By:
                              -----------------------------------
                                 Alan Barksdale